UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2009 (December 14, 2009)

AMERICA’S SUPPLIERS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-27012	27-1445090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7575 E. Redfield Rd.
Suite 201
Scottsdale, AZ 85260
(Address of principal executive offices) (Zip code)

480-922-8155
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Agreements.

Scheme Arrangement.

On December 14, 2009, America’s Suppliers, Inc., a Delaware corporation (“ASI” or the “Company”), became the holding company of Insignia Solutions plc, a public limited company incorporated in England and Wales (“Insignia”), pursuant to a scheme of arrangement under Section 897 of the UK Companies Act of 2006 that was approved by the Insignia stockholders on November 30, 2009 and the High Court of Justice in England and Wales on December 14, 2009 (the “Scheme of Arrangement”).  Pursuant to the Scheme of Arrangement, every ordinary share, 1 pence par value per share, of Insignia (the “Ordinary Shares”) was exchanged and cancelled at a ratio of ten Ordinary Shares for one share of common stock, $.001 par value per share (the “Common Stock”), of ASI (the “Exchange Ratio”).  Insignia is now a wholly-owned subsidiary of ASI.  This Form 8-K is being filed by ASI to report, among other items, the effect of the Scheme of Arrangement.  Refer to Item 8.01 of this Current Report on Form 8-K regarding ASI as the successor issuer to Insignia under Rule 12g-3 under the Securities Exchange Act of 1934, as amended.

Item 2.01 Complete Acquisition or Disposition of Assets.

Please see Item 8.01 Other Events.

Item 3.03 Material Modification to Rights of Security Holders.

Please see Item 8.01 Other Events.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 15, 2009, Filipe Sobral notified the Company that effective immediately, he is resigning from the board of directors. Mr. Sobral’s resignation is purely personal in nature and not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On December 15, 2009, the Company’s board of directors appointed Hugo Domingos, age 36, as a member of the board of directors to fill the vacancy resulting from the resignation of Filipe Sobral.

Hugo Domingos is currently in charge of private equity investments at Amorim Holding, a Portuguese investment company. He joined the Amorim Group of companies in September 2008. From August, 2007 through to August 2008, Hugo worked at HSBC Bank plc in London in the Advisory team, part the bank’s Global Banking and Markets segment. HSBC Bank plc is a subsidiary of HSBC Holdings plc, the quoted global financial services firm headquartered in London. In his role, Hugo advised UK and European clients on acquisitions, divestitures and the issuance of securities. Prior to that, from December 2004 to June 2006, Hugo worked in the London office of CIBC World Markets, a subsidiary of Canadian Imperial Bank of Commerce (CIBC). CIBC provides a range of financial products and services in Canada and internationally, including investment banking. At CIBC World Markets, Hugo focused on advising UK and European private equity funds on acquisitions and divestitures. Hugo Domingos received a Master in Finance from Ecole des Hautes Etudes Commerciales (HEC) in Paris in 1998 and a Master in Economics (Cum Laude) from Université Catholique de Louvain (Belgium) in 1997. Hugo holds a B.A. in Economics (Magna Cum Laude) from Université Catholique de Louvain.

Item 8.01 Other Events.

Registration of Securities under 12g-3 under the Securities Exchange Act of 1934, as amended

On December 14, 2009, ASI became the holding company of Insignia pursuant to the Scheme of Arrangement in which each Ordinary Share of Insignia was exchanged and cancelled for shares of common stock of ASI at a ratio of 10 ordinary shares for 1 share of ASI.  The common stock issued in the Scheme of Arrangement was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 3(a)(10) of the Securities Act.  The Scheme of Arrangement did not involve any payment for the ordinary shares, except for cancellation fees paid to the Bank of New York Mellon related to American Depositary Shares.  A copy of the press release announcing the court approval of the Scheme of Arrangement is attached as Exhibit 99.1 to this Current Report on Form 8-K.  In connection with the Scheme of Arrangement, ASI assumed the outstanding options (after giving effect to the Exchange Ratio) granted under the Insignia 1995 Incentive Stock Option Plan for US Employees and 2009 Long Term Incentive Compensation Plan. Further, ASI assumed the outstanding warrants (after giving effect to the Exchange Ratio) granted to various individuals and entities.

This Form 8-K is being filed by ASI as the initial report of ASI to the Securities and Exchange Commission (the “SEC”) and as notice that ASI is the successor issuer to Insignia under Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As a result, the Common Stock is deemed to be registered under Section 12(g) of the Exchange Act. The Common Stock has been approved for listing on the Over-the-Counter Bulletin Board (“OTCBB”) and will trade under the ticker symbol “AASL” beginning on December 15, 2009.

Prior to the Scheme of Arrangement, the Ordinary Shares were registered pursuant to Section 12(g) of the Exchange Act.  American Depositary Shares representing the Ordinary Shares of Insignia (the “ADS”) were listed on the pinksheets.  Insignia has delisted the ADSs from quotation and trading and has terminated the registration under the Exchange Act of the Ordinary Shares and ADSs. The Company has the same board of directors, management and SEC and other corporate governance arrangements as Insignia had prior to the effectiveness of the Scheme of Arrangement.

Description of Capital Stock

The following summary of provisions of ASI’s capital stock, certificate of incorporation and by-laws is not intended to be complete.  The certificate of incorporation and by-laws of ASI is hereby incorporated by reference to the Definitive Proxy Statement on Schedule 14A, filed December 10, 2009 with the SEC.

ASI’s authorized capital consists of 50,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, $.001 per share.

Common Stock

Under ASI’s certificate of incorporation, holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights.  Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive proportionately any dividends as may be declared by ASI’s board of directors, subject to any preferential dividend or other rights of outstanding preferred stock.  Upon ASI’s dissolution or liquidation, the holders of the Common Stock are entitled to receive proportionately ASI’s net assets available after the payment of all debts and other liabilities and subject to the preferential or other rights of any outstanding preferred stock.  Holders of Common Stock have no preemptive, subscription, redemption or conversion rights.  ASI’s outstanding shares of Common Stock are fully paid and nonassessable.  There are no redemption or sinking fund provisions applicable to the Common Stock.  The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any shares of any series of preferred stock that ASI may designate in the future.

Preferred Stock

ASI’s board of directors has the authority, without further action by the stockholders, to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences and privileges of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms and number of shares constituting any series or the designation of any series.  The board of directors, without approval of the holders of Common Stock, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of Common Stock.  Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of management or to make removal of management more difficult and/or impair the liquidation rights of the Common Stock.  Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the Common Stock.

Changes in the Rights of Stockholders

Certain provisions of ASI’s certificate of incorporation and bylaws; Delaware anti-takeover law.

Certain provisions of Delaware law and ASI’s certificate of incorporation and bylaws could make more difficult the acquisition of ASI by means of a tender offer, a proxy contest or otherwise, as well as the removal of incumbent officers and directors. Under Delaware law, directors generally have a duty to act without self-interest, on an informed basis, in good faith, and in a manner they reasonably believe to be in the best interests of the stockholders. Nevertheless, a Delaware court will generally apply a policy of judicial deference to a board of directors’ decisions to adopt anti-takeover measures in the face of a potential takeover where the directors are able to show that:
•	they had reasonable grounds for believing that there was a danger to corporate policy and effectiveness from an acquisition proposal; and
•	the board of directors action taken was neither preclusive nor coercive and was reasonable in relation to the threat posed.

Voting.  The holders of Common Stock are entitled to one vote for each share held as of the relevant record date on all matters submitted to a vote of ASI stockholders. To determine the ASI stockholders entitled to vote at any meeting of stockholders, ASI’s Board of Directors may fix, in advance, a record date. The record date cannot precede the date upon which the resolution fixing the record date is adopted and it cannot be more than 60 nor less than 10 calendar days before the date of such meeting. In all matters, other than the election of directors and except as otherwise required by law, the affirmative vote of the majority of shares present or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the ASI stockholders. Directors shall be elected by a majority of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. No ASI stockholder will be permitted to cumulate votes at any election of directors.

Each ASI stockholder entitled to vote at a meeting of ASI stockholders may authorize another person or persons to act for him, her or it by a written proxy, signed by the stockholder and filed with the secretary of ASI, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. An ASI stockholder may authorize another person to act for him, her or it as proxy in the manner(s) provided under Section 212(c) of the General Corporate Law of Delaware or as otherwise provided under Delaware law.

Stockholder Written Consent.  Under Delaware law, unless otherwise provided in the certificate of incorporation, stockholders may take any action which may be taken at a stockholder's meeting without a meeting if the action is consented to in writing by stockholders holding not less than the number of votes that would be required to authorize or take that action at a meeting at which all stockholders were present and voted.

Stockholder Meetings.  ASI's annual meeting of stockholders will be held each year on a date and at a time designated by ASI’s Board of Directors.  These annual meetings will be held at any place designated by the ASI Board. In the absence of any such designation, Stockholders' meetings will be held at the principal executive office of ASI.  Special meetings of stockholders may be called by the ASI board or by ASI's Chief Executive Officer and shall be convened by the chief executive officer, the president or the secretary of ASI upon the written request of the majority of the directors or upon the written request of the holders of at least 50%. of all the outstanding shares entitles to vote on the action to be taken. Stockholders have no authority to call a special meeting. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting. Subject to the rights of the holders of preferred shares or any other class of shares or series having a preference over the Common Stock with regards to dividends or upon liquidation, any action required or permitted to be taken by the stockholders may be effected at a duly called annual or special meeting and may be effected by any consent in writing by such holders.

All notices of meetings of ASI stockholders shall be in writing, and must be sent or otherwise given in accordance ASI’s bylaws not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder entitled to vote at such meeting.

At annual meetings, directors will be elected and any other proper business may be transacted. The holders of one-third of the Common Stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or ASI’s certificate of incorporation.

Amendment to Articles and Bylaws.  Under Delaware law, unless the certificate of incorporation requires a greater vote, an amendment to the certificate of incorporation requires (i) the approval and recommendation of the board of directors, (ii) the affirmative vote of a majority of the outstanding stock entitled to vote on the amendment, and (iii) the affirmative vote of a majority of the outstanding stock of each class entitled to vote on the amendment as a class.

Under Delaware law, stockholders have the power to adopt, amend or repeal bylaws by the affirmative vote of a majority of the outstanding shares entitled to vote at a meeting of stockholders unless the certificate of incorporation or the bylaws specify another percentage. Neither ASI's certificate of incorporation nor bylaws specify another percentage.

Under Delaware law, if provided by the certificate of incorporation, the board of directors has the power to adopt, amend or repeal the bylaws of a company.  ASI's certificate of incorporation authorizes its board to adopt, amend or repeal ASI's bylaws.

Modification to Rights of Stockholders. Under Delaware law, any change to the rights of holders of Common Stock or any class of preferred stock would require an amendment to ASI's certificate of incorporation. Holders of shares of a class are entitled to vote as a class upon a proposed amendment to the certificate of incorporation if the amendment will (i) increase or decrease the authorised number of shares of the class, (ii) increase or decrease the par value of the shares of the class or (iii) alter or change the powers, preferences or special rights of the shares of the class so as to affect them adversely.  If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but shall not affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of an amendment.

Classification of Board of Directors. Delaware law permits the certificate of incorporation or a stockholder-adopted bylaw to provide that directors be divided into one, two or three classes, with the term of office of one class of directors to expire each year. ASI's bylaws provide that, subject to the rights of any series of preferred stock to elect directors, the ASI board will be not less than one nor more than nine, which such number may be fixed by the ASI board from time to time. The provision of ASI's bylaws relating to the classification of ASI's board may be amended or repealed by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding stock entitled to vote.

Removal and Vacancies. Delaware law provides that a director may be removed with or without cause by the holders of a majority in voting power of the issued and outstanding stock entitled to vote, except that (i) members of a classified board of directors may be removed only for cause, unless the certificate of incorporation provides otherwise, and (2) in the case of a corporation having cumulative voting, directors may not be removed in certain situations without satisfying certain stockholder approval requirements. Under ASI's certificate of incorporation, subject to the rights of holders of any series of preferred stock, members of the ASI Board of Directors may be removed with or without cause by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding stock entitled to vote.

ASI's bylaws provide that any vacancies or newly created directorships on its board may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. When the ASI board fills a vacancy, the director chosen to fill that vacancy will be of the same class as the director he or she succeeds and will hold office until such director’s successor would have been elected and will qualify or until such director resigns or is removed. No reduction of the authorized number of directors will have the effect of removing any director prior to the expiration of such director’s term of office.

Director and Officer Liability.  Delaware law permits a corporation’s certificate of incorporation to include a provision granting to a corporation the power to exempt a director from personal liability to the corporation and its stockholders for monetary damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•	any breach of his duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•	any transaction from which he derives an improper personal benefit.

ASI's certificate of incorporation provides that a director of ASI will not be personally liable to ASI or its stockholders for monetary damages for breach of fiduciary duty as a director subject to the limitations set forth above.

Indemnification.  Delaware law generally provides that a corporation may indemnify any officer, director, employee or agent who is made a party to any third party suit or proceeding on account of being a director, officer, employee or agent of the corporation against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action if the officer, director, employee or agent:

•	acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the corporation;

•	in a criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

ASI's certificate of incorporation provides that ASI will indemnify its current and former directors and officers to the fullest extent permitted by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Incorporation of America’s Suppliers, Inc.*
3.2	By-Laws of America’s Suppliers, Inc.*
* Incorporated by reference to the corresponding exhibit of the same number filed with the Definitive Proxy Statement filed on December 10, 2009 with the SEC.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICA’S SUPPLIERS, INC.

Dated: December 18, 2009	By:	/s/ Peter Engel
Name: Peter Engel
Title: Chief Executive Officer, President & Chairman